Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors) (480) 606-3337 Jeff Stanlis, Hayden Communications (media) (602) 476-1821

For immediate release

RURAL/METRO MARKS INTERIM PROGRESS ON UNCOMPENSATED CARE;
PROVIDES GENERAL COMPANY UPDATE

SCOTTSDALE, Ariz. (July 31, 2007) Rural/Metro Corporation (Nasdaq: RURL) announced today that it has made progress in its efforts to reduce uncompensated care as a percentage of gross revenue. This progress is being reported in advance of the Company’s fourth-quarter and fiscal 2007 year-end results.

Based on the Company’s preliminary, unaudited results for its fourth quarter, which ended June 30, 2007, uncompensated care as a percentage of gross revenue improved to 15.1 percent compared to 15.2 percent for the third quarter, which ended March 31, 2007. Net EMS Average Patient Charge (APC1) for the Company’s fourth quarter improved to $336 per transport, from $326 per transport in the preceding quarter. Additionally, days’ sales outstanding (DSO2) improved to 65 days in the fourth quarter, compared to 67 days in the preceding quarter.

Based on the results to date of short- term initiatives that are underway and the expectations for longer-term initiatives still being implemented, management expects the percentage will further improve in the fiscal 2008 first quarter ending September 30, 2007.

Jack Brucker, President and Chief Executive Officer, said, “We have begun to see results related directly to the internal initiatives we implemented to reduce uncompensated care and improve collection results. We are encouraged by our ability to stabilize the negative trend and look forward to reporting additional progress in September.”

Mr. Brucker continued, “Revenue growth has trended upward as we have retained key contracts and exited service areas where market forces have driven down payer mix and profit potential. We continue to renew contracts and win new business in competitive bidding environments and are pleased with our our progress in this area.”

The Company has implemented all short- term uncompensated care initiatives outlined in its fiscal 2007 third-quarter report. Those initiatives focused primarily on enhancements in the areas of billing services and case management.

The Company’s longer-term initiatives focus on technology improvements and include the continued implementation of an electronic patient care record system (ePCR), which is scheduled for completion over the next two years.

The Company expects to announce results for the fourth quarter and fiscal year ended June 30, 2007 by September 13, 2007. Management will host a conference call to discuss results, with dial-in details provided closer to the scheduled release date.

Market and Contract Update

The Company reported the start of two new medical transportation contracts in recent weeks. These contracts include a contract to provide non-emergency ambulance services in Southern California as a preferred provider to Kaiser Permanente HMO members in San Diego County, as well as the addition of a new contract to serve St. Joseph Hospital in Bellingham, Washington, which the Company expects will contribute to growth in its Pacific Northwest market.

During the fourth quarter, Rural/Metro retained three exclusive 911 contracts in competitive bidding processes, including Shelby County, Tennessee in the metropolitan Memphis area; San Diego County Service Area 17, which includes Del Mar, Rancho Santa Fe, Encinitas and Solana Beach; and Sioux Falls, South Dakota. The Company also negotiated long- term renewals of its 911 medical transportation contract in Greenwood, Indiana, and its specialty firefighting contract at CITGO Petroleum in Lake Charles, Louisiana.

Additionally, the City of Glendale, Arizona opted to extend its exclusive 911 contract with Rural/Metro’s Southwest Ambulance subsidiary for three years.

In Rochester, New York, the Company has been granted a six-month extension of its exclusive contract to provide 911 medical transportation services through March 31, 2008 as the Rochester City Council evaluates its long-term ambulance service needs. Mr. Brucker said, “We are very hopeful and expect that Rural/Metro will retain the Rochester 911 contract for the long term.”

On June 30, 2007, Rural/Metro exited the Dona Ana County/Las Cruces, New Mexico, market following its decision not to participate in the 911 contract bidding process due, in part, to an unfavorable payer mix and declining subsidies.

Additionally, the Company will cease operating in Santa Rosa County/Milton, Florida, on July 31, 2007, when its contract for 911 medical transportation services expires, related to unfavorable payer mix and a decreasing return on the Company’s investment in the market.

Community Awards

The Company reported that its San Diego Medical Services Enterprise (SDMSE) partnership with the City of San Diego was named winner of the 2007 Metro Watchdog Award by the San Diego County Taxpayers Association (SDCTA) in recognition of the significant return to taxpayers generated by this innovative public-private partnership.

“We are very proud of our partnership and the investments we have made in the San Diego community throughout the years,” Mr. Brucker said. “We created the partnership 10 years ago in an effort to seek innovative methods to provide high-quality, efficient emergency medical services to the community while at the same time saving taxpayer dollars through profit sharing.”

According to the SDCTA, “Unlike a private contractor, the public-private partnership allows the City to retain direct management over the system, while enhancing services and controlling costs. SDMSE generates significant return on investment by contributing more than $5 million to the City through profit-sharing and providing $10 million in private capital to improve the system.”

Additionally, Rural/Metro was recently named the best emergency and non-emergency medical transportation provider by the citizens of Gadsden and Etowah County, Alabama in the Gadsden Times’ annual ‘Best of the Best’ community awards. Rural/Metro also was recently named 2007 Small Business of the Year in Salem, Oregon by the Salem Area Chamber of Commerce.

Executive Departure

The Company announced today the termination without cause of Barry D. Landon, former Senior Vice President of Special Operations, pursuant to his employment agreement. As a result, the Company recorded a $541,000 severance accural in its fourth quarter.

1 Net EMS APC is defined as gross medical transport revenue less provisions for discounts applicable to Medicare, Medicaid and other third-party payers and uncompensated care, divided by emergency and non-emergency transports from continuing operations

2 DSO is calculated using the average accounts receivable balance on a rolling 13-month average and net revenue on a rolling 12-month basis and is not adjusted to eliminate discontinued operations.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 24 states and approximately 400 communities throughout the United States. For more information, visit the company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD- LOOKING STATEMENTS

The preliminary financial information reported in this press release is subject to completion of the audit of the Company’s 2007 financial statements.

This press release contains forward- looking statements that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements include statements regarding the Company’s expected uncompensated care, including its initiatives to reduce it, improvements in collections and trends in uncompensated care and revenues. These risks and uncertainties include, among others, the company’s ability to collect its accounts receivable, secure new contracts, retain existing contracts, and improve earnings and operating margins. Although Rural/Metro believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

Reference is made to a more complete discussion of forward-looking statements and applicable risks that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) that include, among others, those identified under the captions “Forward-Looking Statements and Factors That May Affect Results” and “Risk Factors” in the Company’s annual report on Form 10-K/A for the fiscal year ended June 30, 2006, which is available free of charge on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or on the Company’s website at www.ruralmetro.com. All subsequent written and oral forward-looking statements (or statements that may be attributed to the Company) are expressly qualified by the Cautionary Statements. The Company’s forward-looking statements are based on information available today, and it undertakes no obligation to update these statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

(RURL/F)

###

4